Exhibit 2(b)

CLIFFORD CHANCE US LLP

Execution Copy

Dated as of December 5, 2014

GRUMA, S.A.B. de C.V.,
as the Company

and

THE BANK OF NEW YORK MELLON,
as Trustee

and

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.,

as Paying Agent and Transfer Agent in Luxembourg

 INDENTURE
4.875% SENIOR NOTES DUE 2024

i

(continued)

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EXHIBITS

Exhibit A                     —           [FORM OF FACE OF NOTE]

Exhibit B                     —           FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED GLOBAL NOTE TO REGULATION S GLOBAL NOTE (Transfers pursuant to Section 3.7(c)(ii) of Indenture)

Exhibit C                     —           FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S GLOBAL NOTE TO RESTRICTED GLOBAL NOTE PRIOR TO EXPIRATION OF RESTRICTED PERIOD (Transfers pursuant to Section 3.7(c)(iii) of Indenture)

v

INDENTURE, dated as of December 5, 2014, among GRUMA, S.A.B. de C. V. (herein called the “Company”), a corporation (sociedad anónima bursátil de capital variable) organized and existing under the laws of the United Mexican States (“Mexico”), THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee (herein called the “Trustee”), and THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., as Paying Agent and Transfer Agent in Luxembourg.

RECITALS OF THE COMPANY

The creation of an issue of its 4.875% Senior Notes Due 2024 (the “Notes”) as hereinafter set forth, has been duly authorized by the Company, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to be done by the Company to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company upon payment therefor by the purchasers thereof, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, respectively, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 1.1.                  Definitions.

(a)                                 For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)         the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)         all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with IFRS (as hereinafter defined) (whether or not such is indicated herein);

(3)         “or” is not exclusive;

(4)         “including” means including without limitation;

(5)         references to the payment of principal of the Notes shall include applicable premium, if any;

(6)         references to the principal, premium, interest or any other amount payable in respect of the Notes shall include Additional Amounts (as hereinafter defined), if any;

(7)         unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(8)         the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article.

For purposes of the following definitions and the Indenture generally, unless otherwise specified, all calculations and determinations shall be based upon the latest available audited annual or unaudited quarterly consolidated financial statements of the Company and its Subsidiaries prepared in accordance with IFRS.

“Act” when used with respect to any Holder has the meaning specified in Section 1.4.

“Additional Amounts” has the meaning specified in the Notes.

“Additional Notes” means Notes, other than the Initial Notes, issued pursuant to the provisions of Section 3.1(a).

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person, where “control” means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract, ownership of securities or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” means, with respect to a Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at the rate per annum equivalent to the interest rate inherent in such lease (as determined in good faith by the Company in accordance with generally accepted financial practice) of the total net obligations of the lessee for rental payments (excluding any amounts required to be paid by the lessee for maintenance and repairs, insurance, taxes and similar items) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Authenticating Agent” means any Person authorized by the Trustee to authenticate Notes under Section 6.15.

“Board” means the Board of Directors of the Company, or any duly authorized committee of the Board of Directors recognized in the estatutos sociales of the Company and formed in accordance with applicable law.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the Borough of Manhattan, The City of New York or, with respect to any place of payment, in such place of payment, are authorized or obligated by law, executive order or regulation to close.

“Capital Lease Obligation” means, with respect to any Person, any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with IFRS; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with IFRS; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” means, with respect to any Person, any shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in such Person.

“Change of Control” means the occurrence of the following: (i) any event as a result of which the Permitted Holders shall cease, in the aggregate, to control, directly or indirectly, the power to direct or cause the direction of the Company’s management and policies, whether through the ownership of voting securities, by contract or otherwise, (ii) the adoption of a plan relating to the Company’s liquidation or dissolution or (iii) the direct or indirect sale, transfer, conveyance or other disposition in one or a series of related transactions, of all or substantially all of the Company’s and its  Subsidiaries’ properties or assets taken as a whole.

“Change of Control Offer” has the meaning specified in Section 10.7(a).

“Change of Control Payment Date” has the meaning specified in Section 10.7(b).

“Change of Control Purchase Price” has the meaning specified in Section 10.7(a).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Clearstream” means Clearstream Banking, S.A. and its successors.

“Closing Date” means, (i) with respect to the Initial Notes, the date of closing of the sale of such Initial Notes pursuant to the provisions of the Purchase Agreement, and (ii) with respect to any Additional Notes, the date of issuance and first delivery of such Additional Notes to the initial Holder(s) thereof.

“Code” has the meaning specified in Section 6.4(h).

“Commission” means the United States Securities and Exchange Commission.

“Company” means the Person named as the “Company” in the introductory paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company and delivered to the Trustee by or on behalf of any two executive officers of the Company, one of which is Chairman of the Board, President, Chief Executive Officer, Executive Vice President, Chief Administrative Officer, General Counsel, Chief Financial Officer, the Corporate Treasurer or the Subdirector of Financial Development and the other of which may be any other executive officer of the Company or Person who has a power of attorney granted by the shareholders of the Company, the Board or any authorized attorney-in-fact of the Company and delivered to the Trustee, which shall comply with Section 1.2.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, as determined by the Independent Investment Banker, or (B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total assets appearing on the Company’s most recent internally available consolidated balance sheet, less goodwill and other intangibles (other than patents, trademarks, copyrights, licenses and other intellectual property) shown on the Company’s most recent internally available consolidated balance sheet.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date of execution of this instrument, located at 101 Barclay Street, Floor 7E, New York, New York  10286; Attention:  International Corporate Trust.

“corporation” includes corporations, associations, companies and business trusts.

“covenant defeasance option” has the meaning specified in Section 4.1(b).

“Debt” means, with respect to any Person (without duplication):

(i)                                     the principal of and premium, if any, in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(ii)                                  all Capital Lease Obligations of such Person;

(iii)                               all obligations of such Person issued or assumed as the deferred and unpaid purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business; or other obligations in the ordinary course of business which are outstanding for not more than 90 days);

(iv)                              all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(v)                                 the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock (but excluding any accrued dividends);

(vi)                              any liability under any agreements or instruments in respect of interest rate or currency swap, exchange or hedging transactions or other financial derivatives transactions;

(vii)                           all obligations of the type referred to in clauses (i) through (v) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee (excluding any Guarantee by the Company of any obligations of its Subsidiaries or Guarantees by any Subsidiary of obligations of the Company or any other Subsidiary); and

(viii)                        all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured.

For purposes of Section 5.1(3) the term “Debt” shall not be deemed to include clauses (iii), (vi), (vii) and (viii) above (to the extent that such clauses (vii) and (viii) relate to clause (iii) or (vi)).

“Default” means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.9.

“DTC” means The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulation.

“DWAC” means Deposit and Withdrawal at Custodian Service.

“Euroclear” means Euroclear Bank S.A./N.V., a Belgian bank, as operator of the Euroclear System and its successors.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute.

“FATCA” has the meaning specified in Section 6.4(h).

“Fitch” means Fitch Ratings Inc.

“global Note” has the meaning specified in Section 2.2(a).

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” means each Person in whose name a Note is registered in the Register, and, for so long as the Notes are represented by global Notes registered in the name of DTC or its nominee, shall mean DTC or such nominee.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Board as in effect from time to time.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more supplemental indentures hereto entered into pursuant to the applicable provisions hereof.

“Initial Notes” means the U.S.$400,000,000 aggregate principal amount of Notes issued on December 5, 2014 and sold by the Company pursuant to the Purchase Agreement.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“legal defeasance option” has the meaning specified in Section 4.1(b).

“Lien” means any mortgage, pledge, lien, security interest or other charge or encumbrance, including any equivalent right created or arising under the laws of Mexico.

“Market Exchange Rate” means, when used in respect of the U.S. dollar equivalent on any date of any obligation denominated in a currency other than U.S. dollars, (i) the Noon Buying Rate for such other currency on such day as published by the Federal Reserve Bank of New York, (ii) in the event the Federal Reserve Bank of New York does not publish a Noon Buying Rate for such other currency on such day, the exchange rate quoted or published on such day by the relevant central bank as the rate for buying such other currency in the U.S. dollar or (iii) if no such rate is quoted or published, the rate determined by the Company based on a quotation or an average of the quotations given to the Company by commercial banks which conduct foreign exchange operations or based on such other method as the Company may reasonably determine to calculate a market exchange rate; provided that if such Market Exchange Rate is not then available, the Market Exchange Rate most recently available prior thereto shall be used.

“Material Subsidiary” means any Subsidiary of the Company which, as of any date of determination, either (a) had assets which, as of the date of the Company’s most recent quarterly consolidated balance sheet, constituted at least 10% of the Company’s total assets on a consolidated basis as of such date, or (b) had revenues for the twelve-month period ending on the date of the Company’s most recent quarterly consolidated statement of income which constituted at least 10% of the Company’s total net sales on a consolidated basis for such period.

“Maturity” means, when used with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Mexican Withholding Taxes” has the meaning specified in the Notes.

“Mexico” has the meaning specified in the introductory paragraph of this Indenture.

“Noon Buying Rate” means the rate published for customs purposes by The Federal Reserve Bank of New York for cable transfers payable in pesos.

“Notes” has the meaning specified in the first recital of this Indenture and includes the Initial Notes and any Additional Notes.

“Offering Memorandum” means the Company’s offering memorandum dated November 20, 2014, used in connection with the offering of the Initial Notes.

“Officers’ Certificate” means a certificate signed by any two executive officers of the Company, one of which is Chairman of the Board, President, Chief Executive Officer, Executive Vice President,

Chief Financial Officer, Chief Administrative Officer, General Counsel, Corporate Treasurer or any Vice President of Finance and the other of which may be any other executive officer of the Company or Person who has a power of attorney granted by the shareholders of the Company, the Board or any authorized attorney-in-fact of the Company and delivered to the Trustee, which shall comply with Section 1.2.

“Opinion of Counsel” means a written opinion of legal counsel, who may be an employee of or counsel for the Company, which is delivered to the Trustee and shall comply with Section 1.2.

“Outstanding”, when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)                                     Notes  theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)                                  Notes, or portions thereof, for whose payment money or securities in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed (as provided in Article XI), notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)                               Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder.  Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

“Paying Agent” has the meaning specified in Section 3.6.

“Permitted Holders” means (i) Graciela Moreno Hernández, (ii) a parent, brother or sister of Graciela Moreno Hernández and/or of the deceased Roberto Gonzalez Barrera, (iii) the spouse or a former spouse of any individual referenced in clause (i) or (ii), (iv) the lineal descendants of any person referenced in clauses (i) through (iii) and the spouse or a former spouse of any such lineal descendant, (v) the estate, heir or any guardian, custodian or other legal representative of any individual referenced in clauses (i) through (iv), (vi) any trust or other investment vehicle established principally for the benefit of any one or more of the individuals (or their respective heirs) referenced in clauses (i) through (v), and (vii) any Person in which a majority of the equity interests are owned, directly or indirectly, by any one or more of the Persons referenced in clauses (i) through (vi).

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated association or governmental or any agency or political subdivision thereof.

“pesos” means the lawful currency of Mexico.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.8 in exchange for or in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Property” means any asset, plant, facility, revenue or other property, whether tangible or intangible, real or personal, including any right to receive income.

“Purchase Agreement” means the Purchase Agreement, dated November 20, 2014, between the Company and Goldman, Sachs & Co., Santander Investment Securities Inc., and the other initial purchasers listed on Schedule 1 attached thereto, as such agreement may be amended, modified or supplemented from time to time.

“Qualified Institutional Buyer” has the meaning set forth in Rule 144A.

“Ratings Decline” means that, at any time during the period (the “Trigger Period”) commencing on the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period shall be extended following consummation of a Change of Control for so long as the rating of the Notes is under publicly announced consideration for possible downgrade by S&P or Fitch (or any other rating agency) or a substitute or successor of any thereof), the then-applicable rating of the Notes is decreased by either S&P or Fitch (or any other rating agency) or a substitute or successor of any thereof; provided that any such ratings decline is in whole or in part in connection with such Change of Control.

“Record Date” for the interest payable on any Interest Payment Date means the date specified in Section 3.9(a).

“Redeemable Stock” means any Capital Stock that by its terms or otherwise is required to be redeemed by the Company on a Stated Maturity date or that is required to be redeemed by the Company at the option of the Holder thereof.

“Redemption Date” means, when used with respect to any Note to be redeemed hereunder, the date fixed for redemption of such Note pursuant to Article XI of this Indenture and the Notes.

“Reference Treasury Dealer” means each of Goldman, Sachs & Co. and Santander Investment Securities Inc., or their respective affiliates or successors which are primary U.S. Government securities dealers, and no less than three other leading primary U.S. Government securities dealers in The City of New York reasonably designated by the Company; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.

“Register” has the meaning specified in Section 3.7.

“Registrar” has the meaning specified in Section 3.7.

“Regulation S” means Regulation S under the Securities Act and any successor regulation thereto.

“Regulation S Global Note” has the meaning specified in Section 2.2(a).

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Global Note” has the meaning specified in Section 2.2(a).

“Restricted Notes” has the meaning specified in Section 2.3.

“Restricted Period” has the meaning specified in Section 2.2(a).

“Restrictive Legend” has the meaning specified in Section 2.2(a).

“Rule 144” means Rule 144 under the Securities Act and any successor rule thereto.

“Rule 144A” means Rule 144A under the Securities Act and any successor rule thereto.

“S&P” means Standard & Poor’s Ratings Services.

“Sale/Leaseback Transaction” means an arrangement relating to Property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor statute.

“Special Record Date” for the payment of Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.9(d)(i).

“Stated Maturity” means, with respect to (i) any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred), or (ii) any installment of interest on any security, the date specified in such security as the fixed date on which such installment of interest is due and payable.

“Subsidiary” means, with respect to any Person, any other Person as to which a majority of the total voting power of shares of Capital Stock (or, if such other Person is not a corporation, other ownership interests) is, as of the date of determination, beneficially owned or held, directly or indirectly, by such Person and/or one or more other Subsidiaries thereof.  The term “voting power” means, in turn, power to vote in the election of directors or members of the governing body of such other Person.

“Transfer Agent” has the meaning specified in Section 3.6.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum, as determined by the Independent Investment Banker, to be equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Trustee” means the Person named as the “Trustee” in the introductory paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is such a successor Trustee.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the Trust Indenture Act is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“U.S.$” or “U.S. dollar” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” means Capital Stock of any Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right to vote has been suspended by the happening of such a contingency.

(b)                                 [Intentionally Left Blank.]

SECTION 1.2.                  Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action or to refrain from taking any action under any provision of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel, all conditions precedent, if any, have been complied with.  Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by officers of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with any other requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 10.3) shall include

(1)         a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)         a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)         a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.3.                  Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any such certificate or Opinion of Counsel delivered by a Person on behalf of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Person knows that the certificate or opinion or representations with respect to the matters upon which such Person’s certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.4.                  Acts of Holders; Record Dates.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or any number of concurrent written instruments of substantially similar tenor signed by such Holders in Person or by any agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or causing it to be signed.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.2) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems reasonably sufficient.

(c)                                  The ownership of Notes shall be proved by the Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(e)                                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to take any action under this Indenture by consent.  Such record date shall be the later of 10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 7.1 prior to such solicitation.  If such a record date is fixed, those Persons who were Holders of Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by consent or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date; provided, however, that unless such consent is obtained from the Holders (or their duly designated proxies) of the requisite principal amount of Notes that are Outstanding prior to the date which is the 120th day after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

SECTION 1.5.                  Notices, etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)         the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if in writing and (a) delivered in Person, (b) delivered by facsimile and sent by registered mail, return receipt requested, or (c) delivered by overnight courier, to the Trustee at its Corporate Trust Office, Attention:  International Corporate Trust, or

(2)         the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and (a) delivered in Person, (b) delivered by facsimile and sent by first class mail postage prepaid or (c) delivered by overnight courier, to the Company, addressed to it at Calzada del Valle, 407 Ote., Colonia del Valle, San Pedro Garza Garcia, Nuevo León, 66220, Mexico, or at any other address previously furnished in writing to the Trustee by the Company, Attention:  Chief Financial Officer.

SECTION 1.6.                  Notice to Holders; Waiver.

Where this Indenture provides for the giving of notice to Holders of any event, the Company shall or shall cause the Trustee, at the Company’s expense, to (i) in the case of the global Notes, give such notice by delivery of such notice to DTC in accordance with its applicable procedures and (ii) in the case of Notes other than the global Notes, mail such notice by first-class mail, postage prepaid, to the Holders thereof at the address appearing on the Register.  In addition, for so long as the Notes are listed on the Euro MTF Market of the Luxembourg Stock Exchange, and so long as it is required by the rules of such Exchange, all notices to Holders of Notes will be published in English: (i) in a leading newspaper of general circulation in Luxembourg, or (ii) if such Luxembourg publication is not practicable, on the website of the Luxembourg Stock Exchange (http://www.bourse.lu/Accueil.jsp) or in one other leading English language newspaper being published on each day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions.  Any such notice shall be conclusively presumed to have been received by such Holders.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event of suspension of regular mail service or for any other reason it shall become impracticable to give such notice by mail, then such a notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

All requests, demands, authorizations, directions, notices, consents, waivers and other communications required or permitted under this Indenture shall be in writing in the English language.  Notice to any Holder will be deemed to have been given on the date of such publication or mailing.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method), the Trustee’s reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 1.7.                  Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience of reference only and shall not affect the construction hereof.

SECTION 1.8.                  Successors and Assigns.

All covenants and agreements of the parties hereto under this Indenture shall bind their respective successors and assigns, whether or not so expressed herein.

SECTION 1.9.                  Separability Clause.

In case any term or provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms or provisions shall not in any way be affected or impaired thereby.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.

SECTION 1.10.           Benefits of Indenture.

Nothing contained in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns and the Holders from time to time of the Notes, any benefits or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.11.           Reserved.

[Intentionally Left Blank]

SECTION 1.12.           Governing Law.

THIS INDENTURE AND THE NOTES SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 1.13.           Contract Currency.

Except as otherwise expressly set forth herein, the U.S. dollar is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes, including damages.  Except as otherwise expressly set forth herein, any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder of the Notes in respect of any sum expressed to be due to it from the Company shall only constitute a discharge to the Company to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).  If such U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Company shall indemnify the recipient against any loss sustained by it as a result.  In any event, the Company shall indemnify the recipient against the cost of making any such purchase.  If the U.S. dollar amount so purchased is greater than the U.S. dollar amount expressed to be due to the recipient under any Note, the recipient agrees to pay to the Company an amount equal to the excess of such U.S. dollar amount so purchased over the U.S. dollar amount expressed to be due to the recipient under any Note.  These indemnities constitute a separate and independent obligation from the other obligations of the Company, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of the Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

SECTION 1.14.           Submission to Jurisdiction.

Each of the parties hereto agrees that any suit, action or proceeding arising out of or based upon this Indenture or the Notes, or the transactions contemplated hereby or thereby, may be instituted in any of the Federal Courts of the United States for the Southern District of New York and the courts of the State of New York, in each case located in the Borough of Manhattan, City and State of New York, and of any competent court in the place of its corporate domicile, in respect of actions brought against such party as a defendant.  In addition, each such party irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of such suit, action or proceeding brought in any such court and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further waives any right it may have to any other jurisdiction (including by reason of its domicile or otherwise).  Each such party hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture or the transactions contemplated hereby.  Each such party agrees that final judgment in any proceedings brought in such a court shall be conclusive and binding upon it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment.

For purposes of any such suit, action or proceeding brought in any of the foregoing courts, the Company irrevocably designates Corporation Service Company, whose address on the date hereof is 1180 Avenue of the Americas, Suite 210, New York, New York 10036-8401, U.S.A., to receive for and on behalf of its property service of copies of the summons and complaints and any other process, which may be served in any such proceeding.  In the event that such agent for service of process resigns or ceases to serve as the agent of the Company, the Company agrees to give notice (as provided herein) to the Trustee of the name and address of any new agent for service of process with respect to it appointed hereunder.  The Company agrees that the failure of its agent for service of process to forward such service to it shall not impair or affect the validity of such service or of any judgment based thereon.

If, despite the foregoing, in any such suit, action or proceeding brought in any of the aforesaid courts, there is for any reason no such agent for service of process of each of the parties available to be served, then to the extent that service of process by mail shall then be permitted by applicable law, each of such parties further irrevocably consents to the service of process on it in any such suit, action or proceeding in any such court by the mailing thereof by registered or certified mail, postage prepaid, to it at its address given in or pursuant to Section 1.5 hereof.

Nothing herein contained shall preclude any party from effecting service of process in any lawful manner or from bringing any suit, action or proceeding in respect of this Indenture in any other state, country or place.

To the extent that the Company may in any jurisdiction claim for itself or its assets any immunity from suit, execution, attachment (whether in aid of execution, before judgment, or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Company irrevocably agrees not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

SECTION 1.15.           Legal Holidays.

Whenever any payment to be made hereunder shall be stated to be due on a date which is not a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest on or principal of such Note need not be made on such payment date, but may be made on the next succeeding Business Day with the same force and effect as if made on such payment date and, for the purpose of such payment, no interest shall accrue for the period from and after such payment date.

SECTION 1.16.           Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE II

FORM OF NOTES

SECTION 2.1.                  Forms Generally.

The Notes and the Trustee’s certificate of authentication shall be in substantially the forms set forth in Exhibit A hereto, which is hereby incorporated in and made an integral part of this Indenture in its entirety, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange or market or clearance system, or as may, consistently herewith, be determined by the authorized officers executing such Notes, as evidenced by their execution of the Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Any definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of the Notes.  Global Notes do not need to be printed, lithographed or engraved.

SECTION 2.2.                  Global Notes.

(a)                                 Generally.  Except as otherwise provided herein, upon issuance, the Notes will be represented by one or more fully registered Notes in global form (“global Notes”).  The Company shall execute and the Trustee shall, in accordance with Section 3.4 and the Company Order delivered to the Trustee thereunder, authenticate and deliver such global Notes, which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Notes to be represented by such global Notes.

(i)                                     Restricted Global Note.  Notes initially offered and sold to Qualified Institutional Buyers in reliance on Rule 144A shall be issued in the form of one or more permanent global Notes (each, a “Restricted Global Note”) in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A hereto, with the legend (the “Restrictive Legend”) in substantially the form indicated in Exhibit A hereto and such other legends as may be applicable thereto, which Restricted Global Notes shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, at its New York office, as custodian for DTC, and registered in the name of DTC or its nominee, duly executed by the Company and authenticated by the Trustee or the Authenticating Agent as provided herein.  The aggregate principal amount of a Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as the custodian for DTC, or the records of DTC or its nominee, as the case may be, as hereinafter provided.

(ii)                                  Regulation S Global Note.  Notes initially offered and sold outside the United States in reliance on Regulation S shall be issued in the form of one or more permanent global Notes (each, a “Regulation S Global Note”) in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A hereto, with the legend in substantially the form set forth in Exhibit A hereto and such other legends as may be applicable thereto, which Regulation S Global Notes shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, at its New York office, as custodian for DTC, and registered in the name of DTC or its nominee, duly executed by the Company and authenticated by the Trustee or an Authenticating Agent as provided herein, for credit to the accounts of the respective depositaries for Euroclear and Clearstream (or such other accounts as they may direct).  Prior to or on the 40th day after the later of the commencement of the offering of the Notes and the Closing Date (the “Restricted Period”), interests in a Regulation S Global Note may be exchanged for interests in a Restricted Global Note only in accordance with the certification requirements described in Section 3.7(c)(iii) below.  The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, or the records of DTC or its nominee, as the case may be, as hereinafter provided.

(b)                                 Book-Entry Provisions.  This Section 2.2(b) shall apply only to global Notes deposited with DTC or its custodian.

The Company shall execute and the Trustee shall, in accordance with this Section 2.2(b), authenticate and deliver initially one or more global Notes that (a) shall be registered in the name of DTC or the nominee of DTC, (b) shall be held by the Trustee as custodian for DTC or pursuant to DTC’s instructions and (c) shall bear legends substantially to the following effect:

“Unless this certificate is presented by an authorized representative of The Depository Trust Company to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, Cede & Co., has an interest herein.”

“Transfers of this global Note shall be limited to transfers in whole, but not in part, to nominees of The Depository Trust Company or to a successor thereof or such successor’s nominee, and transfers of portions of this global Note shall be limited to transfers made in accordance with Section 3.7 of the Indenture referred to herein.”

Members of, or participants in, DTC shall have no rights under this Indenture with respect to any global Note held on their behalf by DTC, and DTC may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the absolute owner and Holder of such global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall impair, as between DTC and its agent members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

(c)                                  Interests in a global Note deposited with DTC pursuant to Section 2.2(b) shall be transferred to the beneficial owners thereof in the form of definitive Notes only if such transfer complies with Section 3.7 and DTC notifies the Company that it is unwilling or unable to continue as the depositary for such global Note or if at any time DTC ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or the Company elects to discontinue the use of the system of book-entry transfers through DTC or a successor depository, or an Event of Default has occurred and is continuing.

(d)                                 If interests in any global Note are to be transferred to the beneficial owners thereof in the form of definitive Notes pursuant to Section 2.2(c), such global Note shall be surrendered by DTC to the Trustee to be so transferred, without charge, and the Trustee shall authenticate and deliver, upon such transfer of interests in such global Note, an equal aggregate principal amount of definitive Notes of authorized denominations.  The definitive Notes transferred pursuant to this Section 2.2 shall be executed, authenticated and delivered only in the denominations specified in Section 3.3 and registered in such names as DTC shall direct in writing.  Any definitive Note delivered in exchange for an interest in a Restricted Global Note shall bear the Restrictive Legend.

(e)                                  Subject to the provisions of Section 2.2(b), the registered Holder may grant proxies and otherwise authorize any Person, including agent members and Persons that may hold interests through agent members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(f)                                   In the event of the occurrence of any of the events specified Section 2.2(c), the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.

SECTION 2.3.                  Restrictive Legends on Restricted Notes.

All Notes issued to Qualified Institutional Buyers in reliance upon Rule 144A shall be represented by the Restricted Global Notes (subject to Section 2.2(c) above), and all such Notes and Notes issued upon registration of transfer of, or in exchange for, such Notes, shall be Restricted Notes and shall be subject to the restrictions on transfer provided in the Restrictive Legend; provided, however, that the term “Restricted Notes” shall not include (a) Notes which are issued upon transfer of, or in exchange for, Notes which are not Restricted Notes or (b) Notes as to which such restrictions on transfer have been terminated in accordance with Section 3.7.  All Restricted Notes shall bear the Restrictive Legend.

ARTICLE III

ISSUE, EXECUTION, DENOMINATION AND
REGISTRATION OF NOTES

SECTION 3.1.                  Additional Notes; Title and Terms.

(a)                                 The Company may, if authorized by Board Resolution at any time after the issuance of the Initial Notes, issue Additional Notes the terms and conditions of which shall be (i) set forth in a supplemental indenture to this Indenture executed by the Company without the consent of the Holders and by the Trustee, and (ii) identical in all respects to those of the Initial Notes, as then in effect, except in respect of (a) date of issuance and (b) first Interest Payment Date; provided that unless such Additional Notes are issued under a separate CUSIP number, such Additional Notes may only be created and issued if they are fungible with the Initial Notes for U.S. federal income tax purposes.

(b)                                 The Notes shall be known and designated as the “4.875% Senior Notes Due 2024” of the Company.  The Stated Maturity of the Notes with respect to principal shall be December 1, 2024, and the Notes shall bear interest at the rate of 4.875% per annum, from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears, on  June 1 and December 1 of each year, commencing June 1, 2015 (or, with respect to any Additional Notes, on the first Interest Payment Date following the date of issuance thereof, unless otherwise provided in the supplemental indenture pursuant to which such Additional Notes shall be issued), until the principal thereof is paid or made available for payment.

(c)                                  The principal of and interest on the Notes shall be payable as provided in the form of Notes set forth in Exhibit A hereto.

(d)                                 The Notes shall be redeemable in accordance with Article XI.

SECTION 3.2.                  Ranking of the Notes.

The Initial Notes and any Additional Notes shall constitute direct senior unsecured obligations of the Company and will rank at least  pari passu in priority of payment amongst themselves and with all other present and future unsecured and unsubordinated Debt of the Company.

SECTION 3.3.                  Denominations of Notes.

The Notes will be issued only in fully registered form, without coupons, in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.

SECTION 3.4.                  Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Company by any two executive officers of the Company, one of which is its Chairman of the Board, President, Chief Executive Officer, Executive Vice President or Chief Financial Officer and the other of which may be any other executive officer of the Company (including its Corporate Treasurer or its Subdirector of Financial Development) or Person who has a power of attorney granted by the shareholders of the Company, the Board or any attorney-in-fact of the Company.

Notes bearing the manual or facsimile signatures of individuals who at the time of signature were the proper officers or attorneys-in-fact of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices or to be attorneys-in-fact prior to the authentication and delivery of such Notes or did not hold such offices or were not attorneys-in-fact at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.  Each Note shall be dated the date of its authentication.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless executed and issued by the Company and authenticated by the manual signature of the Trustee as provided herein.  The signature of the Trustee shall be conclusive evidence, and the only evidence, that the Note has been authenticated and delivered under this Indenture.

SECTION 3.5.                  Temporary Notes.

Pending the preparation of any definitive Notes, the Company may execute, and pursuant to a Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, or such other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Company shall cause any definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated for such purpose, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Outstanding principal amount of definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 3.6.                  Trustee; Paying Agents and Transfer Agents.

The Company hereby appoints The Bank of New York Mellon, at its Corporate Trust Office, as Trustee hereunder.  The Trustee shall have the powers and authority granted to and conferred upon it in this Indenture and the Notes and such further powers and authority to act on behalf of the Company as may be mutually agreed upon by the Company, and the Trustee shall keep a copy of this Indenture available for inspection during normal business hours at its Corporate Trust Office.  The Trustee or any

Paying Agent shall also act as Transfer Agent.  All of the terms and provisions with respect to such powers and authority contained in the Notes are subject to and governed by the terms and provisions hereof.

The Company may, at its discretion, appoint one or more agents (a “Paying Agent” or “Paying Agents”) for the payment (subject to applicable laws and regulations) of the principal of, interest and Additional Amounts on, the Notes and one or more agents (a “Transfer Agent” or “Transfer Agents”) for the transfer and exchange of Notes; provided, however, that the Company shall at all times maintain a Paying Agent, Transfer Agent and Registrar in the Borough of Manhattan, The City of New York (any or all of which may be the Trustee) and, so long as the Notes are listed on the Euro MTF Market of the Luxembourg Stock Exchange and such Exchange so requires, a Paying Agent and a Transfer Agent in Luxembourg.  The Company hereby initially appoints the Trustee, at its Corporate Trust Office, as Paying Agent, Transfer Agent and Registrar in The City of New York, and the Trustee hereby accepts such appointment, and the Company also appoints The Bank of New York Mellon (Luxembourg) S.A. as Paying Agent and Transfer Agent in Luxembourg (it being understood an agreed that such appointment is solely for the purposes of acting as Paying Agent and Transfer Agent in Luxembourg and that the rights, protections, immunities granted to the Trustee under Article VI shall apply mutatis mutandis to The Bank of New York Mellon (Luxembourg) S.A. as Paying Agent and Transfer Agent in Luxembourg).  The Company shall promptly notify the Trustee of the name and address of any Paying Agent or Transfer Agent appointed by it and of the country or countries in which a Paying Agent or Transfer Agent may act in that capacity, and shall notify the Trustee of the resignation or termination of any such Paying Agent or Transfer Agent.  Whenever the Company shall appoint a Paying Agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, that (i) it will hold all sums received by it as Paying Agent in trust for the benefit of the Holders or of the Trustee, until such money shall be paid to the Holders or be otherwise disposed of as provided herein, (ii) it will give the Trustee notice of any failure by the Company to make any payment of the principal of, or premium, if any, on or interest or any Additional Amounts on, the Notes and any other payments to be made by or on behalf of the Company under this Indenture, when the same shall be due and payable, and (iii) at any time during the continuance of a failure referred to in clause (ii) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and account for any funds disbursed; and, upon such payment and accounting by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.  Subject to the provisions of this Section 3.6, the Company may vary or terminate the appointment of the Registrar or any Paying Agent or Transfer Agent at any time with or without cause upon giving 30 days’ notice to the Registrar, such Paying Agent or Transfer Agent, as the case may be, and the Trustee.

SECTION 3.7.                  Registrar; Registration, Registration of Transfer and Exchange.

(a)                                 The Company shall maintain an office or agency where the Notes may be presented for registration of transfer or for exchange.  The Company shall cause to be kept at such office a register (the register maintained in such office and in any other office or agency designated for such purpose being herein sometimes referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes entitled to be registered or transferred as provided herein.  The Trustee, at its Corporate Trust Office, is initially appointed as “Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  The Company may, upon written notice to the Trustee, change the designation of the Trustee as Registrar and appoint another Person to act as Registrar for purposes of this Indenture.  If any Person other than the Trustee acts as Registrar, the Trustee shall have the right at any time, upon reasonable notice, to inspect or examine the Register and to make such inquiries of the Registrar as the Trustee shall in its discretion deem necessary or desirable in performing its duties hereunder.

The Company shall enter into an appropriate agency agreement with any Person designated by the Company as Registrar or Paying Agent that is not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent.  Prior to the designation of any such Person, the Company shall, by written notice (which notice shall include the name and address of such Person), inform the Trustee of such designation.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such for so long as such failure shall continue.

(b)                                 Upon presentation for transfer or exchange of any Note at the office of any Transfer Agent, accompanied by a written instrument of transfer or exchange in the form approved by the Company (it being understood that, until notice to the contrary is given to Holders, the Company shall be deemed to have approved the form of instrument of transfer or exchange, if any, printed on any Note), executed by the registered Holder, in Person or by such Holder’s attorney thereunto duly authorized in writing, such Note shall be transferred upon the Register, and a new Note shall be authenticated and issued in the name of the transferee.

(c)                                  Notwithstanding any provision to the contrary herein, so long as a global Note remains Outstanding and is held by or on behalf of DTC, transfers of a global Note, in whole or in part, and transfers of beneficial interests therein, shall be made only in accordance with this Section 3.7(c).

(i)                                     Global Note Transfers.  Subject to clauses (ii) through (vii) of this Section 3.7(c), transfers of a global Note shall be limited to transfers of such global Note in whole, but not in part, to nominees of DTC or to a successor of DTC or such successor’s nominee.

(ii)                                  Restricted Global Note to Regulation S Global Note.  If a holder of a beneficial interest in the Restricted Global Note deposited with DTC wishes at any time to exchange its interest in such Restricted Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Regulation S Global Note, such holder may, subject to the rules and procedures of DTC and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Global Note.  Upon receipt by the Trustee, as Transfer Agent, at its office in The City of New York of (1) instructions given in accordance with DTC’s procedures from or on behalf of a holder of a beneficial interest in the Restricted Global Note, directing the Trustee (via DWAC), as Transfer Agent, to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Restricted Global Note to be exchanged or transferred, (2) a written order given in accordance with DTC’s procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit B given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S or Rule 144 under the Securities Act, the Trustee, as Transfer Agent, shall promptly deliver appropriate instructions to DTC (via DWAC), its nominee, or the custodian for DTC, as the case may be, to reduce or reflect on its records a reduction of the Restricted Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so exchanged or transferred from the relevant participant, and the Trustee, as Transfer Agent, shall promptly deliver appropriate instructions (via DWAC) to DTC, its nominee, or the custodian for DTC, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Regulation S Global Note equal to the reduction in the principal amount of such Restricted Global Note.

(iii)                               Regulation S Global Note to Restricted Global Note.  If a holder of a beneficial interest in the Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the Restricted Global Note, or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Restricted Global Note, such holder may, subject to the rules and procedures of Euroclear or Clearstream and DTC, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Restricted Global Note.  Upon receipt by the Trustee, as Transfer Agent, at its office in The City of New York of (1) instructions given in accordance with the procedures of Euroclear or Clearstream and DTC, as the case may be, from or on behalf of a beneficial owner of an interest in the Regulation S Global Note directing the Trustee, as Transfer Agent, to credit or cause to be credited a beneficial interest in the Restricted Global Note in an amount equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of Euroclear or Clearstream and DTC, as the case may be, containing information regarding the account with DTC to be credited with such increase and the name of such account, and (3) prior to the expiration of the Restricted Period, a certificate in the form of Exhibit C given by the holder of such beneficial interest and stating that the Person transferring such interest in such Regulation S Global Note reasonably believes that the Person acquiring such interest in such Restricted Global Note is a Qualified Institutional Buyer (as defined in Rule 144A) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or any other jurisdiction, the Trustee, as Transfer Agent, shall promptly deliver (via DWAC) appropriate instructions to DTC, its nominee, or the custodian for DTC, as the case may be, to reduce or reflect on its records a reduction of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be exchanged or transferred, and the Trustee, as Transfer Agent, shall promptly deliver (via DWAC) appropriate instructions to DTC, its nominee, or the custodian for DTC, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Restricted Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Restricted Global Note equal to the reduction in the principal amount of such Regulation S Global Note.  After the expiration of the Restricted Period, the certification requirement set forth in clause (3) of the second sentence of this Section 3.7(c)(iii) will no longer apply to such transfers.

(iv)                              [Intentionally Left Blank]

(v)                                 Beneficial Interest in Global Note upon Transfer.  Any beneficial interest in one of the global Notes that is transferred to a Person who takes delivery in the form of an interest in the other global Note will, upon transfer, cease to be an interest in such global Note and become an interest in the other global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other global Note for as long as it remains such an interest.

(vi)                              Other Exchanges.  In the event that a global Note is exchanged for certificated Notes in definitive registered form without interest coupons, pursuant to Section 2.2(c), such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii), (iii) and (iv) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144, Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Company and the Trustee; provided that interests in Regulation S Global Notes may not be exchanged for certificated Notes prior to the expiration of the Restricted Period.

(vii)                           The procedures for, and restrictions relating to, transfers of Notes set forth in clauses (ii), (iii), (iv) and (v) shall not apply to the Initial Notes following the date that is one year after the original issue date of such Initial Notes (or any Predecessor Note of such Initial Notes).

(d)                                 Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.  No service charge shall be made for any registration of transfer or exchange or conversion of the Notes, but the Company, Trustee or other agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(e)                                  Any Transfer Agent (other than the Trustee) appointed pursuant to Section 3.6 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Transfer Agent of Notes upon transfer or exchange of Notes.

(f)                                   Neither the Trustee, nor any Registrar or Transfer Agent shall be required to make registrations of transfer or exchanges of definitive Notes for a period from the Record Date to the due date for any payment of principal (including upon conversion) of, or interest on, the Notes or register the transfer of or exchange any Notes for 15 days prior to selection for redemption through the Redemption Date.

(g)                                  Upon the transfer, exchange or replacement of definitive Notes not bearing the Restrictive Legend, the Notes so issued shall not bear the Restrictive Legend.  Upon the transfer, exchange or replacement of definitive Notes bearing the Restrictive Legend, or upon specific request for removal of the Restrictive Legend on a definitive Note, the Company will deliver only definitive Notes that bear such Restrictive Legend, or will refuse to remove such Restrictive Legend, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by the Company, that neither the Restrictive Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act.  Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver a Note that does not bear the Restrictive Legend.  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interests in any definitive Note or Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 3.8.                  Mutilated, Destroyed, Lost and Stolen Notes.

In the event that any Note shall become mutilated, defaced, destroyed, lost or stolen, the Company will execute and, upon the Company’s request, the Trustee will authenticate and deliver a new Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, and bearing interest from the date to which interest has been paid on such Note, in exchange and substitution for such Note (upon surrender and cancellation thereof) or in lieu of and substitution for such Note.  In the event that such Note is destroyed, lost or stolen, the applicant for a substitute Note shall furnish to the Company and the Trustee such security or indemnity as may be required by them to hold each of them harmless, and, in every case of destruction, loss or theft of such Note, the applicant shall also furnish to the Company and the Trustee satisfactory evidence of the destruction, loss or theft of such Note and of the ownership thereof.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 3.8, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 3.8 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 3.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 3.9.                  Payment; Payment Rights Preserved.

(a)                                 Interest and any Additional Amounts on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such payment, which shall be the May 15 or November 15 (whether or not a Business Day) immediately preceding such Interest Payment Date by U.S. dollar check drawn on a bank in The City of New York or, for Holders of at least U.S.$1,000,000 in aggregate principal amount of Notes, by wire transfer, each as set forth below.

For so long as the Trustee is acting as Paying Agent hereunder, the Company shall provide, or cause to be provided, to the Trustee outside Mexico in same day funds on the Business Day immediately preceding, each date on which a payment of principal of, premium, if any, interest or any Additional Amounts on, the Notes shall become due, as set forth in the text of the Notes, such amount, in such coin or currency, as is necessary to make such payment.  The Company hereby authorizes and directs the Trustee from funds so provided to it to make or cause to be made payment of the principal of, premium, if any, interest and any Additional Amounts on, the Notes as set forth herein and in the text of such Notes.  Payments in respect of the principal of, premium, if any, interest and any Additional Amounts on, the Notes will be made at the Corporate Trust Office of the Trustee or at the office of the Paying Agent in Luxembourg.  Payments in respect of principal of Notes will be made only against surrender of such Notes.  The Trustee shall arrange directly with any other Paying Agent which may have been appointed by it pursuant to the provisions of Section 3.6 for the payment of funds so paid by the Company of the principal of, premium, if any, interest and any Additional Amounts on, the Notes as set forth herein and in the text of the Notes.  Notwithstanding the foregoing, the Company may provide, or cause to be provided, directly to a Paying Agent funds for the payment of the principal of, premium, if any, interest and any Additional Amounts on, the Notes under an agreement with respect to such funds containing substantially the same terms and conditions set forth in this Section 3.9, provided that the Company shall cause such

Paying Agent to notify the Trustee that such Paying Agent has received such funds not later than the Business Day prior to the date on which a payment of principal of, premium, if any, interest and any Additional Amounts on, the Notes is due, and the Trustee shall have no responsibility with respect to any funds so provided by the Company to any such Paying Agent.

The obligation of the Trustee to make payment on any date on which a payment in respect of Notes is to be made is subject to timely receipt by the Trustee of sufficient funds to make such payment at the times specified herein.

If any payment in respect of a Note is due on a day that is not a Business Day, then, at each such place of payment with respect to such Note, such payment need not be made on such day but may be made on the next succeeding Business Day, with the same force and effect as if made on the date for such payment, and no interest will accrue on such payment for the period from and after such date.

(b)                                 Payments of principal of, premium, if any, interest and any Additional Amounts on, the Notes will be made to the Person in whose name such Notes are registered at the close of business on the Record Date immediately preceding such payment date by U.S. dollar check drawn on a bank in The City of New York or, in the case of payments of interest to a Holder of at least U.S.$1,000,000 in aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States or in Europe, provided that a written request from such Holder to such effect designating such account is received by the Trustee or the Paying Agent no later than 30 calendar days immediately preceding such Interest Payment Date.  Unless such designation is revoked, any such designation made by such Holder with respect to such Notes shall remain in effect with respect to any future payments with respect to such Notes payable to such Holder.  The Company shall pay any duly documented administrative costs imposed by banks in connection with making payments by wire transfer.

(c)                                  The Company shall provide each Paying Agent and any withholding agent under relevant tax regulations, upon the request of such entity, with copies of each certificate, declaration or other document received by the Trustee from a Holder pursuant to the terms of the Notes.  Each such Paying Agent shall, and the Company shall instruct each such withholding agent to, retain each such certificate, declaration or other document received by it for so long as any Note is Outstanding and in no event for less than four years after its receipt, and for such additional period thereafter as such certificate, declaration or other document may become material in the administration of applicable tax laws, as is indicated by the Company in writing to each such Paying Agent and withholding agent.

(d)                                 Any interest or Additional Amount on, any Note which is payable, but which is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)                                     The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (i) provided.  Thereupon the Trustee shall fix a special record date (“Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to Holders in accordance with Section 1.6 hereof, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable to the Holder on the original Record Date.

(ii)                                  The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (ii), each manner of payment shall be deemed reasonably practicable by the Trustee.

SECTION 3.10.           Withholding Taxes; Payment of Additional Amounts; Tax Documentation.

In respect of the Notes issued hereunder, at least 10 days prior to the first date of payment of interest on the Notes and at least 10 days prior to each subsequent date, if any, for the payment of principal of, premium, if any, interest or Additional Amounts on, the Notes (if there has been any change with respect to the matters set forth in Section 3.9(c)), the Company shall furnish the Trustee and each Paying Agent with a certificate of an authorized officer of the Company instructing such Paying Agent as to whether such payment on or with respect to such Notes shall be made without withholding or deduction for or on account of any taxes, duties, assessments or other governmental charges of whatever nature.  If any such withholding or deduction shall be required, then such certificate shall specify the amount required to be withheld on or deducted from such payment to Holders, and the Company shall pay or cause to be paid to such Paying Agent Additional Amounts, if any, required by the terms of such Notes to be paid and shall certify that the Company shall pay such withholding or deduction.  The Company agrees to indemnify each Paying Agent for, and to hold it harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any certificate furnished pursuant to this Section 3.10 or Section 3.9.

The Company shall pay Additional Amounts, deduct or withhold Mexican Withholding Taxes and remit amounts so deducted or withheld to the relevant taxing or other authority only as provided in the form of Notes set forth in Exhibit A hereto.

The Company, upon written request, shall provide the Trustee with documentation evidencing the payment of Mexican Withholding Taxes. Copies of such documentation shall be made available to any Holder or any Paying Agent, as applicable, upon written request therefor.

All references in this Indenture to principal of, premium, if any, on and interest on, the Notes shall be deemed to mean and include all Additional Amounts, if any, payable to the Holders in respect thereof as set forth in the text of the Notes.

SECTION 3.11.           Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner or Holder of such Note for the purpose of receiving payment of principal of, premium, if any, interest (subject to Section 3.9) and any Additional Amounts on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.  So long as DTC, or its nominee, is the registered owner or Holder of a global Note, DTC or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such global Note for all purposes hereunder and under the Notes.

SECTION 3.12.           Cancellation.

All Notes surrendered for payment, registration of transfer or exchange shall be marked “cancelled” and, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated and delivered hereunder that the Company or any of its Subsidiaries may have acquired in any manner whatsoever (including any Notes which the Company has not issued and sold), and all Notes so delivered shall be promptly cancelled by the Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.12, except as expressly permitted by this Indenture.  All cancelled Notes held by the Trustee shall be destroyed by the Trustee in accordance with its customary procedures, and the Trustee shall, upon written request, deliver a certificate of such destruction to the Company.

SECTION 3.13.           Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.14.           CUSIP Number.

The Company in issuing the Notes may use “CUSIP” numbers and, if so, the Trustee shall use the applicable CUSIP number in any notices to Holders as a convenience to such representation is made as to the correctness or accuracy of any CUSIP number printed in the notice or on the Notes.  The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE IV

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 4.1.                  Discharge of Liability on Notes; Defeasance.

(a)                                 When (i) all Outstanding Notes (other than Notes replaced pursuant to Section 3.8) have been delivered to the Trustee for cancellation or (ii) all Outstanding Notes have become due and payable, whether at Maturity or otherwise, and the Company irrevocably deposits with the Trustee funds sufficient to pay at Maturity or otherwise all amounts payable with respect to all outstanding Notes (other than Notes replaced pursuant to Section 3.8), and if in either case the Company pays all other amounts payable hereunder by the Company, then this Indenture shall, subject to Section 4.1(c), cease to be of further effect.  The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

(b)                                 Subject to Sections 4.1(c) and 4.2, the Company at any time may terminate (i) all its obligations under the Notes and this Indenture (“legal defeasance option”) or (ii) its obligations under

Sections 10.1 through 10.7, and the operation of Sections 5.1(2) (with respect to Sections 10.1 through 10.7), 5.1(3), 5.1(4) and 5.1(5) (“covenant defeasance option”).  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default.  If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 5.1(2) (with respect to Sections 10.1 through 10.7), 5.1(3), 5.1(4) and 5.1(5).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)                                  Notwithstanding the provisions of Sections 4.1(b), the Company’s obligations in Article III, Sections 6.8, 6.11, 4.4, 4.5 and 4.6 shall survive until the Notes have been paid in full.  Thereafter, the Company’s obligations in Sections 6.8, 4.4 and 4.5 shall survive.

SECTION 4.2.                  Conditions to Defeasance.  The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1)         the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium, if any, on and interest (including Additional Amounts) on all the Notes to Maturity or to the applicable Redemption Date, as the case may be;

(2)         the Company delivers to the Trustee a certificate from an internationally recognized firm of independent public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay when due principal of, premium, if any, on and interest (including Additional Amounts) on, all the Notes to Maturity or to the applicable Redemption Date, as the case may be;

(3)         the Company shall have delivered to the Trustee an Opinion of Counsel, subject to certain customary qualifications, to the effect that the funds so deposited will not be subject to any rights of any other holders of Debt of the Company;

(4)         the deposit does not constitute a default under any other agreement binding on the Company;

(5)         the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940;

(6)         in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (ii) since December 5, 2014 there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(7)         in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(8)         the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes and this Indenture as contemplated by this Article IV have been complied with.

SECTION 4.3.                  Application of Trust Money.  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article IV.  The Trustee shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agents and in accordance with this Indenture to the payment of principal of, premium, if any, on and interest (including Additional Amounts) on, the Notes.

SECTION 4.4.                  Repayment to Company.  The Trustee and the Paying Agents shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

Subject to any applicable abandoned property law, the Trustee and the Paying Agents shall pay to the Company upon request any money held by them for payments with respect to the Notes that remain unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

SECTION 4.5.                  Indemnity for U.S. Government Obligations.  The Company shall pay, and indemnify the Trustee against, any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations to the extent required to ensure payment in full of all amounts required to be paid in respect of the Notes in accordance with this Article IV.

SECTION 4.6.                  Reinstatement.  If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article IV by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article IV until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article IV; provided, however, that, if the Company has made any payment of premium, if any, on and interest (including Additional Amounts) on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE V

REMEDIES

SECTION 5.1.                  Events of Default.

“Event of Default”, wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)         default in the payment of the principal of or premium, if any, on any Note after any such principal or premium becomes due in accordance with the terms thereof, whether at maturity, upon redemption or otherwise; or default in the payment of any interest, Additional Amounts or other amounts in respect of the Notes if such default continues for 30 days after any such interest, Additional Amounts or other amount becomes due in accordance with the terms thereof;

(2)         failure to observe or perform any other covenant or agreement contained in the Notes or the Indenture, and such failure continues for 60 days after notice specifying such failure and requiring it to be remedied has been sent to the Company by the Trustee or the Holders of at least 25% of the aggregate principal amount of the Outstanding Notes;

(3)         failure by the Company or any of its Material Subsidiaries to pay when due, whether at maturity, upon redemption or acceleration or otherwise, the principal of any Debt in excess, individually or in the aggregate, of U.S.$70 million (or the equivalent thereof in other currencies), if such failure shall continue for more than the period of grace, if any, applicable thereto and the period for payment has not been expressly extended;

(4)         a decree or order by a court having jurisdiction shall have been entered adjudging the Company or any of its Material Subsidiaries as bankrupt, insolvent or in concurso mercantil, or approving as properly filed a petition seeking reorganization, bankruptcy, insolvency or concurso mercantil of or by the Company or any of its Material Subsidiaries and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or síndico, conciliador, visitador or similar official or any thereof or for the liquidation or dissolution of the Company or any of its Material Subsidiaries, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 120 days; provided, however, that any Material Subsidiary may be liquidated or dissolved if, pursuant to such liquidation or dissolution, all or substantially all of its assets are transferred to the Company or another Material Subsidiary of the Company; or

(5)         the Company or any of its Material Subsidiaries shall institute any proceeding to be adjudicated as voluntarily bankrupt, insolvent or in concurso mercantil, or shall consent to the filing of a bankruptcy, insolvency or concurso mercantil proceeding against it, or shall file a petition or answer or consent seeking reorganization or concurso mercantil, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or síndico, conciliador, visitador or similar official of it or its Property.

For purposes of clause (3) above, the equivalent of the specified U.S. dollar amount shall be translated at the Market Exchange Rate on the date on which an Event of Default occurs.

SECTION 5.2.                  Acceleration of Maturity; Rescission and Annulment.

If an Event of Default occurs and is continuing, then and in every case (other than in the case of an Event of Default specified in Section 5.1(4) or (5)) the Trustee or the Holders of not less than 25% of the aggregate principal amount of the Notes then Outstanding may declare an amount equal to the principal of, premium, if any, accrued interest and any unpaid Additional Amounts on, all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal, premium, interest and Additional Amounts shall become immediately due and payable; provided, however, that if an Event of Default specified in Section 5.1(4) or (5) occurs and is continuing the principal of, premium, if any, interest and Additional Amounts in respect of all the Notes shall automatically become due and payable immediately.

At any time after such a declaration of acceleration has been made or such acceleration has automatically occurred and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration or automatic acceleration and its consequences if:

(1)                                 the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A)                               all overdue interest and Additional Amounts on all Notes,

(B)                               the principal of and premium, if any, on any Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes,

(C)                               to the extent that payment of such interest is lawful, interest upon overdue interest on the Notes at the rate borne by the Notes, and

(D)                               all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel;

and

(2)                                 all Events of Default, other than the non-payment of the principal of Notes that have become due solely by such declaration of acceleration or automatic acceleration, have been cured or waived as provided in Section 9.3.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

In the event of a declaration of acceleration because an Event of Default set forth in Section 5.1(3) has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the default in payment in respect of the Debt which is the subject of such Event of Default shall have been cured or rescinded within 60 days thereof and the Company has delivered a notice of such cure or rescission to the Trustee and no other Event of Default has occurred before or during such 60 day period which has not been cured or waived.

SECTION 5.3.                  Collection of Debt and Suits for Enforcement by Trustee.

If the Company fails to pay amounts due and owing under the Notes upon demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company wherever situated.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.4.                  Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property, and any custodian, síndico or other similar official in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 6.8.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.5.                  Trustee May Enforce Claims Without Possession of the Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 5.6.                  Application of Money Collected.

Any money collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, interest or any Additional Amounts upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:                                                        To the payment of all amounts due the Trustee under Section 6.8;

SECOND:                                         To the payment of the amounts then due and unpaid for principal of, premium, if any, on and interest and any Additional Amounts on, the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal of, premium, if any, interest and any Additional Amounts, respectively; and

THIRD:                                              To the Company.

SECTION 5.7.                  Limitation on Suits.

Except as provided in Section 5.8, no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes or for any remedy hereunder or thereunder, unless

(1)                                 such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2)                                 the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)                                 such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)                                 the Trustee for 60 calendar days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)                                 no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided.

SECTION 5.8.                  Unconditional Right of Holders to Receive Payment.

Notwithstanding any other provision in this Indenture to the contrary, each Holder shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, on and (subject to Section 3.9(d)) interest on and any Additional Amounts with respect to, such Note at the Stated Maturity or Maturities, any Interest Payment Date or other scheduled payment date therefor (or, in the case of any final payment thereon, upon surrender of such Note) and individually to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.9.                  Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy or in the exercise of any power under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions and rights hereunder, and thereafter all rights, powers and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10.           Rights and Remedies Cumulative.

Except as otherwise provided herein, no right, power or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right, power or remedy, and every right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise any may be exercised from time to time and in such order as may be deemed expedient by the Trustee or the Holders.  The assertion or employment of any right, power or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11.           Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12.           Control by Holders.

Subject to subsection (m) of Section 6.4, the Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(1)                                 such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudicial to the rights of other Holders or involve the Trustee in personal liability; and

(2)                                 the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13.           Undertaking for Costs.

All parties to this Indenture agree, and each Holder by such Holder’s acceptance of the Notes issued pursuant hereto shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, on or interest or any Additional Amounts on, any Note on or after any Interest Payment Date or other scheduled payment date therefor (including, in the case of a redemption pursuant to Article XI, on or after the applicable Redemption Date).

SECTION 5.14.           Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or any obligations arising under the Notes; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

THE TRUSTEE

SECTION 6.1.                  Acceptance of Trusts.

The Trustee hereby accepts the trusts imposed by it by this Indenture, and covenants and agrees to perform the same as herein expressed and agrees to receive and disburse all moneys in accordance with the terms hereof.

SECTION 6.2.                  Certain Duties and Responsibilities.

(a)                                 Except during the continuance of an Event of Default,

(1)                                 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b)                                 In case an Event of Default shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section 6.2;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)                                 the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to the Notes in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)                                 no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.2.

(e)                                  Any provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.2.

SECTION 6.3.                  Notice of Defaults.

As promptly as practicable, and in any event within 60 days after the occurrence of any Default or Event of Default hereunder of which a Responsible Officer of the Trustee or any member of the Corporate Trust Department of the Trustee has received written notice and which has not been cured or waived, the Trustee shall give notice to the Holders in accordance with Section 1.6 hereof of such Default or Event of Default; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, interest or any Additional Amounts on, any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of such Holders.  Upon receipt by the Trustee of a certificate from the Company pursuant to Section 10.3, the Trustee shall promptly notify the Holders of receipt by the Trustee of such certificate and the matters described therein.

SECTION 6.4.                  Certain Rights of Trustee.

Except as otherwise provided in Section 6.2:

(a)                                 the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture;

(b)                                 unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a written order signed by one Officer of the Company;

(c)                                  the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(d)                                 in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(e)                                  the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(f)                                   in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(g)                                  the parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act;

(h)                                 the Company hereby covenants with the Trustee that, upon the reasonable request of the Trustee, it will provide the Trustee with sufficient information so as to enable the Trustee to determine whether any payments to be made by it pursuant to this Indenture are withholdable payments as defined in Section 1473(1) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise defined in Sections 1471 through 1474 of the Code (“FATCA”) and any regulations or agreements thereunder or official interpretation thereof) or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement) if and to the extent that (i) such information is reasonably necessary for the Trustee to determine that it is in compliance with FATCA as relates to the payments made pursuant to this Indenture and (ii) such information is reasonably available to the Company with regard to the Company and its Subsidiaries; provided, however, that the Company and its Subsidiaries shall not be required to provide information which it is prohibited legally from disclosing;

(i)                                     the Trustee may conclusively rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(j)                                    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board shall be sufficiently evidenced by a Board Resolution;

(k)                                 whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(l)                                     the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(m)                             the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(n)                                 the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, at the direction of Holders of a majority of principal amount of Outstanding Notes, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company relevant to the facts or matters that are the subject of its inquiry, personally or by agent or attorney;

(o)                                 the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(p)                                 [Intentionally Left Blank];

(q)                                 the Trustee shall not be deemed to have notice of a Default or an Event of Default unless a Responsible Officer of the Trustee has received written notice thereof from the Company or any Holder at the Corporate Trust Office of the Trustee; and

(r)                                    the permissive rights of the Trustee enumerated herein shall not be construed as duties.

SECTION 6.5.                  Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds thereof.  The Trustee, in its capacity as such, shall not be accountable for any calculations made or required to be made by the Company or any other Person under this Indenture.

SECTION 6.6.                  May Hold Notes.

The Trustee, any Paying Agent, any Transfer Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes, and, subject to Sections 6.9 and 6.14, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

SECTION 6.7.                  Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 6.8.                  Compensation and Reimbursement.

The Company agrees

(1)                                 to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                 except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3)                                 to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense, incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section 6.8 the Trustee shall have a claim or lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, or premium, if any, on or interest or Additional Amounts on, particular Notes.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(4) with respect to the Company, the expenses are intended to constitute expenses of administration under any bankruptcy law or similar law for the relief of debtors.  The provisions of this Section shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee, payment in full of the Notes and the termination for any reason of this Indenture.

SECTION 6.9.                  Disqualification.

The Trustee shall comply with Trust Indenture Act § 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met.

SECTION 6.10.           Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by Federal, State or District of Columbia authority, having a combined capital and surplus of at least

U.S.$50,000,000, being acceptable to the Company and having its Corporate Trust Office in the Borough of Manhattan, The City of New York.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  Neither the Company nor any Affiliate of the Company shall serve as Trustee hereunder.  If at any time the Trustee shall cease to be eligible to serve as Trustee hereunder pursuant to the provisions of this Section 6.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

SECTION 6.11.           Resignation and Removal; Appointment of Successor.

(a)                                 No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.12.  Until such acceptance, the Trustee shall continue to carry out its duties hereunder.

(b)                                 The Trustee may resign at any time by giving written notice thereof to the Company.  If an instrument of acceptance by a successor Trustee required by Section 6.12 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                                  The Trustee may be removed at any time, and a successor Trustee appointed, by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

(d)                                 If at any time:

(1)                                 the Trustee shall fail to comply with Section 6.9 hereof, or

(2)                                 the Trustee shall cease to be eligible under Section 6.10 hereof and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)                                 the Trustee shall become incapable of acting or a decree or order for relief by a court of competent jurisdiction shall have been entered in respect of the Trustee in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree or order by a court of competent jurisdiction shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its property or affairs, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, or

(4)                                 the Trustee shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law or shall consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its property or affairs, or shall make an assignment for the benefit of creditors, or shall fail to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or

(5)                                 the Trustee shall otherwise become incapable of acting,

then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to the Notes, or (ii) subject to Section 5.13, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Notes.

(e)                                  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 6.12.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.12, become the successor Trustee and to that extent replace the successor Trustee appointed by the Company.  If no successor Trustee shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner hereinafter provided, any Holder that has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)                                   The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing or causing to be mailed written notice of such resignation, removal and appointment to the Holders pursuant to Section 1.6.  Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

SECTION 6.12.           Acceptance of Appointment by Successor.

(a)                                 In the event of an appointment hereunder of a successor Trustee, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all Property and money held by such former Trustee hereunder, subject to its lien, if any, provided for in Section 6.8.

(b)                                 Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Section 6.12(a).

(c)                                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

SECTION 6.13.           Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.  In the event that any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

SECTION 6.14.           Preferential Collection of Claims Against Company.

The Trustee shall comply with Trust Indenture Act § 311(a) as if it were applicable to this Indenture, excluding any creditor relationship listed in Trust Indenture Act § 311(b).  A Trustee who has resigned or been removed shall comply with the requirements of Trust Indenture Act § 311(a) to the extent indicated, as if it were applicable to this Indenture.

SECTION 6.15.           Appointment of Authenticating Agent.

At any time when any of the Notes remain Outstanding the Trustee, with the approval of the Company, may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate the Notes issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.8, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by Federal or State authority.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.15, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.15, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.15.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 6.15, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.15, the Trustee, with the approval of the Company, may appoint a successor Authenticating Agent which shall be acceptable to the

Company, and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of Notes of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Register.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.15.

The Company shall pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.15.

If an appointment with respect to the Notes is made pursuant to this Section 6.15, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:
The Bank of New York Mellon
as Trustee

By:
As Authenticating Agent

By:
Authorized Officer

ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY
TRUSTEE AND COMPANY

SECTION 7.1.                  Company to Furnish Trustee Names and Addresses of Holders.

The Company shall furnish or cause to be furnished to the Trustee:  (a) semiannually, not less than ten days prior to each Interest Payment Date, a list, in such form as the Trustee may reasonably require, containing all information in the possession or control of the Company or any Paying Agent (other than the Trustee) as to the names and addresses of the Holders as of the Record Date immediately preceding such Interest Payment Date, and (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

SECTION 7.2.                  Preservation of Information.

(a)                                 The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Registrar, if so acting.  The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(b)                                 [Intentionally Left Blank].

(c)                                  [Intentionally Left Blank].

SECTION 7.3.                  Reports by the Trustee.

(a)                                 The Trustee shall comply with § 313 of the Trust Indenture Act  (as if Trust Indenture Act § 313 (with the exception of Trust Indenture Act § 313(d)) were applicable to this Indenture).  The Trustee shall deliver to each Holder each item provided to it by the Company pursuant to Section 10.3.  A copy of each report at the time of its delivery to Holders shall be filed with the Commission by the Company, if required, and each stock exchange (if any) on which the Notes are listed.  The Company agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.  Notwithstanding any provision herein or in the Trust Indenture Act to the contrary, all reports deliverable to DTC may be given by electronic transmission rather than mail.

(b)                                 [Intentionally Left Blank].

ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE,
LEASE OR TRANSFER

SECTION 8.1.                  Company May Consolidate, etc., Only on Certain Terms.

The Company shall not merge, consolidate or amalgamate with or into, or convey, transfer or lease its Property substantially as an entirety to any Person, unless, immediately after giving effect to such transaction:

(i)                                     the resulting, surviving or transferee Person (if not the Company) shall be a Person organized and existing under the laws of Mexico or the United States (or any State thereof or the District of Columbia) and such Person shall expressly assume, by a supplemental indenture to this Indenture, executed and delivered to the Trustee, all the obligations of the Company under the Notes and this Indenture;

(ii)                                  immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been incurred by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(iii)                               the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indenture, if any, comply with this Indenture.

SECTION 8.2.                  Successor Corporation Substituted.

Upon any consolidation with or merger by the Company into any other Person, or any sale, lease or conveyance of the assets of the Company as or substantially as an entirety in accordance with Section 8.1, the successor entity formed by such consolidation or into which the Company is merged or the successor entity to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein, and thereafter the Company as the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Notes, except that, in the case of any such lease, the Company shall not be released from the obligation to pay the principal of, premium, if any, on and interest and any Additional Amounts on, the Notes.

ARTICLE IX

AMENDMENTS; SUPPLEMENTAL INDENTURES

SECTION 9.1.                  [Reserved].

(a)                                 [Intentionally Left Blank]

(b)                                 [Intentionally Left Blank]

SECTION 9.2.                  Amendments and Supplemental Indentures without Consent of Holders.

Without the consent of any of the Holders, the Company (when authorized by a Board Resolution), and the Trustee, at any time and from time to time, may amend this Indenture or enter into one or more supplemental indentures to this Indenture, for any of the following purposes:

(1)                                 to evidence the succession of another Person to the Company and the assumption by such successor of the obligations of the Company contained herein and in the Notes, as permitted under this Indenture; or

(2)                                 to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power herein conferred upon the Company; or

(3)                                 to add any additional Events of Default for the benefit of the Holders of all of the Notes; or

(4)                                 to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

(5)                                 to add guarantees of the Notes or to secure the Notes; or

(6)                                 to cure any ambiguity or defect, to cure, correct or supplement any defective provision herein contained or in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of any of the Holders in any material respect, to all of which each Holder of the Notes, by acceptance thereof, consent; or

(7)                                 to modify the restrictions on the transferability of any Notes, and the procedures for resales and other transfers of the Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or to provide alternative procedures in compliance with applicable law and practices relating to the resale or other transfer of restricted securities generally; or

(8)                                 to conform the text of this Indenture or the Notes to any provision of the section “Description of the Notes” in the Offering Memorandum relating to the Initial Notes to the extent that such provision in such “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes;

SECTION 9.3.                  Amendments and Supplemental Indentures with Consent of Holders.

With the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, the Company (when authorized by a Board Resolution), and the Trustee may make modifications and amendments to this Indenture or to the terms and conditions of the Notes, and future compliance herewith or therewith or past Default by the Company (other than a Default in the payment of any amount, including in connection with redemption, due on the Notes or in respect of a covenant or provision which cannot be modified or amended without the consent of all the Holders of all Notes so affected) may be waived, and may enter into one or more supplemental indentures to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders; provided, however, that no such modification or amendment to the Indenture or to the terms and provisions of the Notes and no such supplemental indenture shall, without the consent of each Outstanding Note,

(1)                                 change the Stated Maturity in respect of the principal of, or the Interest Payment Date in respect of any installment of interest or any Additional Amounts on any Note, or reduce the principal amount thereof or the rate of interest thereon (including Defaulted Interest and any interest that may be payable thereon pursuant to the terms hereof and the Notes) upon redemption thereof, or the prices at which the Notes may be redeemed by the Company pursuant to Article XI, or modify the provisions of this Indenture with respect to the ranking of the Notes in a manner adverse to the Holders, or change the obligation of the Company to pay Additional Amounts or change the coin or currency in which, or change the place of payment at which, the principal of, premium, interest or any Additional Amounts, on any Note is payable, or impair the right of any Holder to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(2)                                 reduce the aggregate principal amount of the Outstanding Notes, the consent of the Holders of which is required to modify or amend the Indenture or the terms and conditions of the Notes, or the consent of the Holders of which is required for any waiver of future compliance with certain provisions of this Indenture or the Notes or certain past Defaults hereunder and thereunder and their consequences provided for in this Indenture; or

(3)                                 modify any of the provisions of this Section 9.3 except to increase the percentage of Holders whose consent is required to take any action under this Section 9.3 or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; or

(4)                                 reduce the premium payable upon a Change of Control Triggering Event, or, at any time after a Change of Control Triggering Event has occurred, change the time at which any Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;

It shall not be necessary for any Act of Holders under this Section 9.3 to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Any Default which is waived shall be deemed cured.

SECTION 9.4.                  Execution of Amendments or Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications and amendments thereby of the trusts created by this Indenture, the Trustee, upon request, shall be entitled to receive, and (subject to Section 6.2) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 1.2, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such modification or amendment of this Indenture or such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such modification or amendment or supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Promptly after the execution by the Trustee and the Company of any modification or amendment or any supplemental indenture under this Article IX, the Trustee shall, at the Company’s expense, duly deliver a conformed copy of such modification or amendment or supplemental indenture which copies shall be provided by the Company to all Holders.  The validity of any such modification or amendment of supplemental indenture, however, shall not be impaired or affected by failure to give such notice or by any defect therein.

SECTION 9.5.                  Effect of Modifications, Amendments and Supplemental Indentures.

Upon the execution of any modification or amendment or any supplemental indenture under this Article IX, this Indenture shall be modified or amended in accordance therewith, and such modification or amendment or supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein.

SECTION 9.6.                  Reference in Notes to Modifications, Amendments and Supplemental Indentures.

Notes authenticated and delivered after the execution of any modification or amendment or any supplemental indenture pursuant to this Article IX may bear a notation in form approved by the Trustee as to any matter provided for in such modification or amendment or supplemental indenture.  If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board, to any such modification or amendment or supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE X

COVENANTS

SECTION 10.1.           Corporate Existence.

The Company shall, and shall cause each of its Subsidiaries to, (i)  maintain in effect their respective corporate existence and all registrations necessary therefor, (ii) take all reasonable actions to maintain all rights, privileges, titles to property, assets, franchises and the like necessary or desirable in the normal conduct of their respective business, activities or operations and (iii) keep all their respective property and assets in good working order or condition; provided, however, that this paragraph shall not prohibit any transaction by the Company otherwise permitted under Section 8.1 and, in addition, shall not require the Company to maintain any such right, privilege, title to property, assets or franchise or to preserve the corporate existence of any Subsidiary if the Company shall determine in good faith that the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries and that the loss thereof is not, and will not be, adverse in any material respect to the holders of the Notes.

SECTION 10.2.           Maintenance of Books and Records.

The Company shall, and shall cause each of its Subsidiaries to, maintain books, accounts and records in accordance with IFRS.  The Company and its Subsidiaries shall not be required to maintain books, accounts and records as provided in the preceding sentence if the Company shall determine in good faith that the maintenance thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries and that the loss thereof is not, and will not be, adverse in any material respect to the holders of the Notes.

SECTION 10.3.           Reporting Requirements.

The Company shall provide the Trustee with:

(a)                                 an English language version of its annual audited consolidated financial statements prepared in accordance with IFRS, promptly upon such statements becoming available but not later than 180 days after the close of its fiscal year;

(b)                                 an English language version of its unaudited quarterly condensed consolidated financial statements prepared in accordance with IFRS, promptly upon such statements becoming available but not later than 90 days after the close of the applicable quarterly fiscal period (it being recognized that no quarterly financial statements need be prepared or provided for the fourth quarter of the fiscal year);

(c)                                  simultaneously with the delivery of each set of financial statements referred to in clause (a) and (b) above, an Officers’ Certificate of an officer of the Company stating whether a Default or Event of Default exists on the date of such certificate and, if a Default or Event of Default exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto; and

(d)                                 upon an officer of the Company becoming aware of the existence of a Default or Event of Default, an Officers’ Certificate of an officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto.

In addition, so long as the Notes are listed on the Euro MTF Market of the Luxembourg Stock Exchange, the Company will make available the information specified in subparagraphs (a) and (b) above at the specified office of the Paying Agent in Luxembourg.

Delivery of the documents referred to in clauses (a) and (b) above to the Trustee is for informational purposes only and the Trustee’s receipt of such documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

The Company shall take all action necessary to provide information to permit resales of the Notes pursuant to Rule 144A under the Securities Act, including furnishing to any Holder of a Note or beneficial interest in a global Note, or to any prospective purchaser designated by such Holder, upon request of such Holder, financial and other information required to be delivered under Rule 144A(d)(4) (as amended from time to time and including any successor provision) unless, at the time of such request, the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act

or is exempt from such requirements pursuant to Rule 12g3-2(b) under the Exchange Act (as amended from time to time and including any successor provision).  Although the Company presently intends to list the Notes on the Luxembourg Stock Exchange, the Company is under no obligation under this Indenture to do so and any such listing may be discontinued at any time in the Company’s sole discretion.

SECTION 10.4.           Limitation on Liens.

The Company shall not, and shall not permit any of its Subsidiaries to, create any Lien upon or with respect to any of its present or future Properties, unless the Company shall have made or caused to be made effective provision whereby the Notes are at least equally and ratably secured, except for the following:

(i)                                     any Lien on any Property (or, in the case of Debt secured by accounts receivable or inventory, class of Property) existing on December 5, 2014;

(ii)                                  any Lien on any Property securing all or any part of the purchase price of Property acquired or any portion of the cost of construction, development, alteration or improvement of any Property or Debt incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring or constructing, developing, altering or improving such Property, which Lien attached solely to such Property during the period that such Property was being constructed, developed, altered or improved or concurrently with or within 270 days after the acquisition, construction, development, alteration or improvement thereof;

(iii)                               Liens on Property of any Subsidiary of the Company existing prior to the time such Subsidiary became a Subsidiary of the Company which (a) do not secure Debt exceeding the aggregate principal amount of Debt subject to such Lien prior to the time such Subsidiary became a Subsidiary of the Company, (b) do not attach to Property other than that attached pursuant to such Lien prior to the time such Subsidiary became a Subsidiary of the Company, and (c) were not created in connection with, or in contemplation of, such Subsidiary becoming a Subsidiary of the Company;

(iv)                              any Lien on any Property existing thereon at the time of acquisition of such Property and not created in connection with, or in contemplation of, such acquisition;

(v)                                 any Lien on any Property (or, in the case of Debt secured by inventory or accounts receivable, class of Property) securing an extension, renewal, refunding or replacement of Debt secured by a Lien referred to in clause (i), (ii), (iii) or (iv) above, provided that (a) such new Lien is limited to the Property (or, in the case of Debt secured by inventory or accounts receivable, class of Property) which was subject to the prior Lien immediately before such extension, renewal, refunding or replacement and (b) the aggregate principal amount of Debt secured by the prior Lien is not increased immediately in connection with, or contemplation of, such extension, renewal, refunding or replacement;

(vi)                              any Lien securing taxes, assessments and other governmental charges, the payment of which is not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by IFRS shall have been made therefor;

(vii)                           Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(viii)                        statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for amounts not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by IFRS shall have been made therefor;

(ix)                              any Liens created by attachment or judgment, unless the judgment secured thereby shall not, within 120 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 120 days after the expiration of any such stay;

(x)                                 Liens on accounts receivable or inventories to secure Debt constituting working capital borrowings not exceeding in the aggregate the greater of (a) U.S.$200,000,000 (or the equivalent thereof in other currencies) and (b) 50% of the total consolidated amount of accounts receivable and inventories of the Company and its Subsidiaries;

(xi)                              any Lien created in connection with (a) interest rate swaps, (b) currency swaps, (c) commodities contracts or (d) any derivative or similar transaction, in each case entered into in connection with hedging transactions entered into in the ordinary course of business;

(xii)                           Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeals bonds, government contracts, performance of return-of-money bonds and other obligations of a similar nature, in each case other than obligations for the payment of borrowed money;

(xiii)                        Liens on the Property of a Subsidiary, which only secure indebtedness owed by the Subsidiary to another Subsidiary or to the Company;

(xiv)                       Liens securing the Notes; and

(xv)                          in addition to the foregoing Liens, Liens securing Debt of the Company or any Subsidiary and/or securing Guarantees by the Company or any Subsidiary of, or in respect of, any other Person’s Debt not exceeding in the aggregate principal amount at any time of determination 20% of the Consolidated Net Tangible Assets of the Company.

SECTION 10.5.           Limitation on Sale/Leaseback Transactions.

The Company shall not, and shall not permit any Subsidiary to, enter into a Sale/Leaseback Transaction with respect to any Property unless at least one of the following conditions is satisfied:

(i)                                     the lease is between the Company and a Subsidiary or between Subsidiaries; provided, however, that any subsequent transfer of such lease or any subsequent issuance or transfer of any Capital Stock which results in any such Subsidiary ceasing to be a Subsidiary shall be deemed to constitute the entering into of such Sale/Leaseback Transaction by the parties thereto;

(ii)                                  the Company or such Subsidiary could create a Lien under Section 10.4 hereof on the Property to secure Debt in an amount at least equal to the Attributable Debt in respect of such Sale/Leaseback Transaction; or

(iii)                               the Company or such Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to at least 75% of the net proceeds thereof, to (x) the retirement, within 270 days after the effective date of such Sale/Leaseback Transaction, of Debt of the Company ranking at least pari passu in priority of payment with the Notes and owing to a Person other than the Company or an affiliate of the Company or (y) to the purchase, construction or improvement of Property used by the Company or any Subsidiary in the ordinary course of business; and, in the case of a sale or transfer otherwise than for cash, the Property received by the Company or such Subsidiary shall be used or useful in the ordinary course of business of the Company or any Subsidiary.

The foregoing restrictions shall not apply to transactions providing for a lease for a term, including any renewal thereof, of not more than three years.

SECTION 10.6.           Further Assurances.

The Company shall, at its own cost and expense, execute and deliver to the Trustee all such other documents, instruments and agreements and do all such other acts and things as may be reasonably required, in the opinion of the Trustee, to enable the Trustee to exercise and enforce its rights under the Indenture and under the documents, instruments and agreements required under the Indenture and to carry out the purposes of the Indenture.

SECTION 10.7.           Repurchase at the Option of Holders Upon a Change of Control Triggering Event.

(a)                                 Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes shall have the right to require the Company to repurchase all or any part of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) and any Additional Amounts payable in respect thereof.

(b)                                 Within 30 days following any Change of Control Triggering Event, the Company shall (i) send a notice to each Holder in the manner provided for in, and in accordance with, Section 1.6, with a copy to the Trustee, stating:

(1)                                 that a Change of Control Triggering Event has occurred and a Change of Control Offer is being made pursuant to this Section 10.7 and that all Notes timely tendered will be accepted for payment;

(2)                                 the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (such specified date, the “Change of Control Payment Date”);

(3)                                 the circumstances and relevant facts regarding the Change of Control Triggering Event; and

(4)         the procedures that Holders of Notes must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

The Company shall publish such notice in accordance with Section 1.6.  In no event shall the Trustee be charged with the responsibility of monitoring the Company’s rating.

(c)                                  Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date.  Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased.

(d)                                 On or before 12:00 noon (New York time) on the Business Day immediately preceding the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its wholly-owned Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 10.7.  On the Change of Control Payment Date, the Company shall deliver to the Trustee the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company for payment.  The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price.  In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

(e)                                  The Company will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(f)                                   The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 10.7, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 10.7 by virtue thereof.

(g)                                  The Company’s obligation to make a Change of Control Offer may be waived or modified at any time prior to the occurrence of such Change of Control Triggering Event with the written consent of the Holders of a majority in principal amount of the Notes Outstanding, although the premium payable upon a Change of Control Triggering Event may not be reduced without the consent or affirmative vote of each Holder affected thereby.

ARTICLE XI

REDEMPTION OF NOTES

SECTION 11.1.           Right of Redemption.

The Notes are subject to redemption at the option of the Company in the following circumstances:

(a)                                 Optional Redemption Upon Tax Event.  The Notes may be redeemed at the option of the Company, in whole, but not in part, at any time, at a redemption price equal to 100% of the then- outstanding principal amount, together with accrued and unpaid interest (including any Additional Amounts) to but excluding the Redemption Date, if, as a result of any change in, or amendment to, the laws (or any rules, regulations or rulings promulgated thereunder) of Mexico or any political subdivision thereof or any taxing authority therein, or any change in the application, administration or official interpretation of such laws, rules, regulations or rulings including the holding of a court of competent jurisdiction, the Company has, will or would become obligated to pay Additional Amounts in connection with payments on the Notes in respect of Mexican Withholding Taxes imposed at a rate of withholding or deduction in excess of 4.9% (the “Maximum Withholding Rate”), which change or amendment becomes effective on or after December 5, 2014, and such obligation cannot be avoided by the Company taking reasonable measures available to it; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts in respect of Mexican Withholding Taxes assessed at a rate above the Maximum Withholding Rate were a payment in respect of the Notes then due.  Prior to the giving of any notice of redemption of such Notes pursuant to this Section 11.1(a), the Company will deliver to the Trustee (i) an Officers’ Certificate stating that the Company is entitled to effect such redemption pursuant to this Section 11.1(a) and setting forth a statement of facts showing that the conditions precedent to the right of the Company to so redeem have occurred and (ii) an opinion of Mexican legal counsel who may be an employee of or counsel of the Company to the effect that the Company has or will become obligated to pay such Additional Amounts in respect of Mexican Taxes assessed at a rate above the Maximum Withholding Rate as a result of such change or amendment.

(b)                                 Optional Make-Whole Redemption.  The Notes may be redeemed in whole or in part, at the option of the Company at any time, at a redemption price calculated by the Company and equal to the greater of (i) 100% of the then-outstanding principal amount of such Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points; plus, in the case of both clause (i) and clause (ii), accrued and unpaid interest thereon to the Redemption Date and any Additional Amounts payable in respect thereof.

(c)                                  Optional Redemption Without a Make-Whole Premium.  The Notes may be redeemed in whole or in part, at the option of the Company at any time and from time to time, beginning on September 1, 2024, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes being redeemed to the Redemption Date as calculated by the Company.

(d)                                 No Other Optional Redemption.  The Notes may not be redeemed at the option of the Company or any Holder, except as set forth in Sections 11.1(a), 11.1(b) and 11.1(c) hereof.

(e)                                  Open Market Purchases.  The Company may at any time purchase Notes in the open market or otherwise at any price, in each case subject to compliance with applicable law.

SECTION 11.2.           Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Notes pursuant to Section 11.1 shall be evidenced by a Board Resolution.  In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date.  Prior to the giving of any such notice of redemption pursuant to Section 11.1(a), the Company shall deliver to the Trustee the Officers’ Certificate and Opinion of Counsel set forth in Section 11.1(a).

SECTION 11.3.           Notice of Redemption.

Notice of redemption shall be irrevocable and shall be given in the manner provided for in, and in accordance with, Section 1.6 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

All notices of redemption shall state:

(a)                                 the Redemption Date,

(b)                                 the redemption price,

(c)                                  that on the Redemption Date the redemption price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date, and

(d)                                 the place or places where such Notes are to be surrendered for payment of the redemption price, Additional Amounts, if any, and accrued interest, if any.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company in accordance with Section 1.6 hereof.

The Company shall publish such notice in accordance with Section 1.6.

SECTION 11.4.           Deposit of Redemption Price.

On or prior to 11:00 a.m. (New York time) on the Business Day prior to the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent, outside Mexico in funds available on or prior to the Redemption Date, an amount in U.S. dollars sufficient to pay the redemption price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.

SECTION 11.5.           Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified, and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest), such Notes shall cease to bear interest.  Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the redemption price, together with accrued interest to but excluding the Redemption Date.  If a Redemption Date for any such Note is after a Record Date but on or prior to the corresponding Interest Payment Date, the Company will pay accrued interest to the Holder of record of such Note as of such Record Date.

SECTION 11.6.           Selection of Notes to Be Redeemed in Part.

(a)                                 If the Company is not redeeming all Outstanding Notes, the Trustee or Registrar shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or any other method as the Trustee or Registrar shall deem fair and appropriate (subject, in each case, to the procedures of DTC).  The Trustee or Registrar shall make the selection from the Outstanding Notes not previously called for redemption.  The Trustee or Registrar shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount of the Notes to be redeemed.  In the event of a partial redemption by lot, the Trustee or Registrar shall select the particular Notes to be redeemed not less than 30 nor more than 60 days prior to the relevant Redemption Date from the Outstanding Notes not previously called for redemption.  The Company may redeem Notes in denominations of U.S.$200,000 only in whole.  The Trustee or Registrar may select for redemption portions (equal to U.S.$200,000 or any integral multiple of U.S.$1,000 in excess thereof) of the principal of Notes that have denominations larger than U.S.$200,000.

(b)                                 For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

GRUMA, S.A.B. de C.V.

Attest:		By:
	Name:		Name:
Title:

Attest:		By:
	Name:		Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, (LUXEMBOURG) S.A. as Paying Agent and Transfer Agent in Luxembourg

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH SECTION 3.7 OF THE INDENTURE REFERRED TO HEREIN.](1)

[THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR 904 OF REGULATION S AND, WITH RESPECT TO (A) AND (B), EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO SUCH ACCOUNT, (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT (A) (I) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (II) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (III) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (IV) IN AN OFFSHORE TRANSACTION COMPLYING WITH THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

(1)                             Include only if Note is a global Note.

Exh. A-1

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE 2(A)(V) ABOVE, THE COMPANY, UPON NOTICE TO THE TRUSTEE, RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS, OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND SHALL ONLY BE REMOVED AT THE OPTION OF THE ISSUER.](2)

[THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT), THIS SECURITY MAY NOT BE REOFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF THE INDENTURE REFERRED TO HEREIN.](3)

(2)                             Include only if Note is Restricted Note.

(3)                             Include only if Note is a Regulation S Note (during the Restricted Period only).

Exh. A-2

GRUMA, S.A.B. de C.V.

4.875% SENIOR NOTES DUE 2024

No.	CUSIP No. [ ]

Original Principal Amount: U.S.$	ISIN No. [ ]

New York, New York

GRUMA, S.A.B. de C.V. (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), a corporation (sociedad anónima bursátil de capital variable) organized and existing under the laws of the United Mexican States (“Mexico”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the unpaid principal amount (as adjusted from time to time on Schedule A hereto, referred to herein as the “Principal Amount”) hereof on December 1, 2024 or on any Redemption Date; the Company promises to pay said principal sum and to pay interest on said principal sum in such coin or currency of the United States of America as at the time is used for payment of public and private debts from December 5, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears, on June 1 and December 1 of each year, commencing June 1, 2015, at the rate of 4.875% per annum, until the principal hereof (including payment of the redemption price) is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders in accordance with Section 1.6 of the Indenture not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.  Payment of the principal of, interest and any Additional Amounts (as defined below) on this Note will be made at the Corporate Trust Office of the Trustee or at the office of the Paying Agent in Luxembourg, if any, by U.S. dollar check drawn on a bank in The City of New York or, subject to the conditions set forth in the Indenture, in U.S. dollars by wire transfer to a U.S. dollar account maintained by the payee as set forth  in the Indenture, as per a written request of a Holder to such effect, therein designating such account.  Unless such designation is revoked, any such designation made by such Holder with respect to this Note shall remain in effect with respect to any future payments with respect to this Global Note payable to such Holder.  The Company shall pay any duly documented administrative costs imposed by banks in connection with making payments by wire transfer.

All payments made by the Company in respect of the Notes to the Holders will be made free and clear of and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Mexico or any political subdivision thereof or any authority therein having power to tax (“Mexican Withholding Taxes”) unless the deduction or withholding of such Mexican Withholding Taxes is required by law.  In the event that any Mexican Withholding Taxes are required to be so deducted or withheld, the Company will (i) pay such additional amounts (“Additional Amounts”) as will result in the payment to Holders of the Notes of the amounts that would otherwise have been received by them in respect of payments on such Notes in

Exh. A-3

the absence of such Mexican Withholding Taxes, (ii) deduct or withhold such Mexican Withholding Taxes, and (iii) remit the full amount so deducted or withheld to the relevant taxing or other authority.  Notwithstanding the foregoing, no such Additional Amounts shall be payable for or on account of:

(a)                                 any Mexican Withholding Taxes which would not have been imposed or levied on a Holder but for the existence of any present or former connection between the Holder or beneficial owner of the Note and Mexico (or any political subdivision or taxing authority thereof or therein), including such Holder or beneficial owner (i) being or having been a citizen or resident thereof, (ii) maintaining or having maintained a permanent establishment therein, or (iii) being or having been present or engaged in trade or business therein, except for a connection solely arising from the mere ownership of, or receipt of payment under, such Note or the exercise of rights under such Note or the Indenture;

(b)                                 except as otherwise provided, any estate, inheritance, gift, sales, transfer, or personal property or similar tax, assessment or other governmental charge;

(c)                                  any Mexican Withholding Taxes that are imposed or levied by reason of the failure by the holder or beneficial owner of such Note to comply with any certification, identification, information, documentation, declaration or other reporting requirement which is required or imposed by a statute, treaty, regulation, general rule or administrative practice as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican Withholding Taxes, provided that at least 60 days prior to (i) the first payment date with respect to which the Company shall apply this clause (c) and (ii) in the event of a change in such certification, identification, information, documentation, declaration or other reporting requirement, the first payment date subsequent to such change, the Company shall have notified the Trustee in writing that the holders or beneficial owners of the Notes will be required to provide such certification, identification, information or documentation, declaration or other reporting;

(d)                                 the presentation of such Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the Holder or the beneficial owner of such Note would have been entitled to Additional Amounts in respect of such Mexican Withholding Taxes on presenting such Note for payment on any date during such 30-day period;

(e)                                  any Mexican Withholding Taxes that are imposed or levied by reason of the failure by the Holder or beneficial owner of such Note timely to comply (subject to the conditions set forth below) with the written request by or on behalf of the Company to provide information, documentation or other evidence concerning the nationality, residence, identity, or registration with the Ministry of Finance of the Holder or beneficial owner of such Note that is necessary from time to time to determine the appropriate rate of deduction or withholding of Mexican Withholding Taxes applicable to such Holder or beneficial owner, provided that at least 60 days prior to the first payment date with respect to which the Company shall apply this clause (e), the Company shall have notified the Trustee in writing that such Holders or beneficial owners of the Notes will be required to provide such information, documentation or other evidence;

(f)                               any Mexican Withholding Taxes that are payable other than by withholding or deduction; or

(g)                                  to the extent any Tax required to be withheld or deducted under (i) section 1471 through 1474 of the Internal Revenue Code of 1986, as amended (“FATCA”), and any current or

Exh. A-4

future regulations or official interpretations thereof, (ii) any treaty, law, regulation or other official guidance enacted by any foreign government implementing FATCA or relating to an intergovernmental agreement between the United States and any other jurisdiction implementing FATCA, or (iii) any agreement between the Company and the United States or any authority thereof implementing FATCA;

(h)                                 by or on behalf of a Holder that is a fiduciary, a partnership, a limited liability company or a person other than the sole beneficial owner of any payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership, an interest holder in such limited liability company or the beneficial owner of the payment would not have been entitled to the Additional Amounts had the beneficiary, settlor, member, interest holder or beneficial owner been the holder of the Note;

(i)                                     any combination of items (a), (b), (c), (d), (e), (f), (g) or (h) above.

Notwithstanding the foregoing, the limitations on the Company’s obligation to pay Additional Amounts set forth in clauses (c) and (e) above shall not apply if the provision of the certification, identification, information, documentation, declaration or other evidence described in such clauses (c) and (e) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice) than comparable information or other applicable reporting requirements imposed or provided for under U.S. federal income tax law (including the U.S.-Mexico Income Tax Treaty), regulation (including temporary or proposed regulations) and administrative practice. In addition, the limitations on the Company’s obligation to pay Additional Amounts set forth in clauses (c) and (e) above shall not apply if Article 166 Section II(a) of the Mexican Income Tax Law providing for a reduced 4.9% withholding rate on interest payments (or a substantially similar successor of such article) is in effect, unless the provision of the certification, identification, information, documentation, declaration or other evidence described in clauses (c) and (e) is expressly required by statute, regulation, general rules or administrative practice in order to apply Article 166 Section II(a) (or a substantially similar successor of such article), the Company cannot obtain such certification, identification, information, or satisfy any other reporting requirements, on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Article 166 Section II(a) (or such successor of such article).  In addition, clauses (c) and (e) above shall not be construed to require that any Holder or beneficial owner of a Note register with the Mexican Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican Withholding Taxes.

The Company will, upon written request, provide the Trustee with documentation evidencing the payment of Mexican Withholding Taxes.  Copies of such documentation will be made available to any Holder or any Paying Agent, as applicable, upon written request therefor.

In the event that Additional Amounts actually paid with respect to the Notes are based on rates of deduction or withholding of Mexican Withholding Taxes in excess of the appropriate rate applicable to the holder or beneficial owner of such Notes, and, as a result thereof, such holder or beneficial owner is entitled to make a claim for a refund or credit of such excess, then such holder or beneficial owner shall, by accepting the Notes, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Company.  However, by making such assignment, the holder or beneficial owner makes no representation or warranty that the Company will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

All references in the Indenture or this Note to payments in respect of the Notes shall include any Additional Amounts payable by the Company in respect of such payments.

Exh. A-5

Reference is hereby made to the further provisions of this Note hereinafter set forth, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee (as defined below) by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exh. A-6

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

GRUMA, S.A.B. de C.V.

By
Name:
Title:

By
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON, as Trustee

By
Authorized Officer

Exh. A-7

[FORM OF REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Company designated as its 4.875% Senior Notes Due 2024 (herein called the “Notes”) issued and to be issued under an Indenture, dated as of December 5, 2014 (herein called the “Indenture”), among the Company, The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and The Bank of New York Mellon (Luxembourg) S.A., as Paying Agent and Transfer Agent in Luxembourg, to which Indenture and all supplemental indentures thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  The provisions of the Indenture are hereby incorporated by reference herein and shall be binding on the Company, the Trustee and the Holders as if fully set forth herein.  Capitalized terms used herein but not defined herein shall have the meanings given them in the Indenture.

This Global Note may be redeemed at the Company’s option, in whole but not in part, upon not more than 60 days’ nor less than 30 days’ prior notice (given in accordance with the provisions of the Indenture) to the Holders hereof, subject to the conditions and at the redemption prices specified in the Indenture.

The Notes are issuable only in fully registered form, without coupons, in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.

This Note constitutes a direct senior unsecured obligation of the Company and will rank at least pari passu in priority of payment with all other Notes from time to time outstanding and all other present and future unsecured and unsubordinated Debt of the Company.

If an Event of Default shall occur and be continuing, the principal of (and premium, if any, on) all of the Notes (together with interest and Additional Amounts, if any) may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding and in certain other circumstances without the consent of the Holders.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all of the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest and Additional Amounts, if any, on, this Note at the times, place and rate, and in the coin or currency, herein prescribed or as provided in the Indenture.

As provided in the Indenture and subject to certain restrictions and limitations herein and therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the offices or agencies maintained by the Company for that purpose, duly endorsed by, or

Exh. A-8

accompanied by a written instrument of transfer in the form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Company has submitted to jurisdiction and appointed an agent for service of process in the United States, all as set forth in the Indenture.  All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Exh. A-9

SCHEDULE A

SCHEDULE OF EXCHANGES

The original principal amount of this global Note is U.S.$[   ],000,000.  The following exchanges of a part of this global Note for an interest in other global Note have been made:

Date of or Exchange	Principal Amount Added on Exchange of Interest in Global Note	Principal Amount Exchanged for Global Note	Remaining Principal Amount Outstanding Following such Transactions	Notation Made by or on behalf of the Trustee

Exh. A-10

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 10.7 (Repurchase at the Option of Holders Upon a Change of Control Triggering Event) of the Indenture, check the box: ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 10.7 of the Indenture, state the principal amount (which must be an integral multiple of U.S.$1,000 in excess of U.S.$200,000) that you want to have purchased by the Company:  $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:

(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

Exh. A-11

EXHIBIT B

FORM OF TRANSFER CERTIFICATE
FOR TRANSFER FROM RESTRICTED GLOBAL
NOTE TO REGULATION S GLOBAL NOTE
(Transfers pursuant to Section 3.7(c)(ii)
of Indenture)

The Bank of New York Mellon
as Trustee

101 Barclay Street, Floor 7 East
New York, New York 10286
United States of America
Attention:  International Corporate Trust

Re:                             GRUMA, S.A.B. de C.V.
4.875% Senior Notes Due 2024 (the “Notes”)

Reference is hereby made to the Indenture dated as of December 5, 2014 (the “Indenture”) among GRUMA, S.A.B. de C.V., The Bank of New York Mellon, as Trustee, and The Bank of New York Mellon (Luxembourg) S.A., as Paying Agent and Transfer Agent in Luxembourg.  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to U.S.$               (being U.S.$200,000 and any integral multiple thereof) principal amount of Notes beneficially held through interests in the Restricted Global Note (CUSIP No.                    ) with DTC in the name of                       (the “Transferor”) account no.               .  The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the Restricted Global Note be transferred or exchanged for an interest in the Restricted Global Note (CUSIP (CINS) No.               ) in the same principal denomination and transfer to (account no.                           ).  If this is a partial transfer, a minimum amount of U.S.$200,000 and any integral multiple of U.S.$1,000 in excess thereof  represented by the Restricted Global Note will remain outstanding.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor further certifies that:

(A)                               (1)                                 the offer of the Notes was not made to a Person in the United States;

(2)                                 either (a) at the time the buy order was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on our behalf knows that the transaction was prearranged with a buyer in the United States,

(3)                                 no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

Exh. B-1

(4)                                 the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

OR

(B)                               Such transfer is being made in accordance with Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.  Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated:

[Name of Transferor]

By:
Name:
Title:
Telephone No.:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Transfer Agent, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Please print name and address (including zip code number)

cc:  The Company

Exh. B-2

EXHIBIT C

FORM OF TRANSFER CERTIFICATE
FOR TRANSFER FROM REGULATION S GLOBAL
NOTE TO RESTRICTED GLOBAL NOTE
PRIOR TO EXPIRATION OF RESTRICTED PERIOD
(Transfers pursuant to Section 3.7(c)(iii)
of Indenture)

The Bank of New York Mellon
as Trustee

101 Barclay Street, Floor 7 East
New York, New York 10286
United States of America
Attention:  International Corporate Trust

Re:                             GRUMA, S.A.B. de C.V.
4.875% Senior Notes Due 2024 (the “Notes”)

Reference is hereby made to the Indenture dated as of December 5, 2014 (the “Indenture”) among GRUMA, S.A.B. de C.V., The Bank of New York Mellon, as Trustee, and The Bank of New York Mellon (Luxembourg) S.A., as Paying Agent and Transfer Agent in Luxembourg.  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to U.S.$                    (being U.S.$200,000 and integral multiples of U.S.$1,000 thereof) principal amount of Notes beneficially held through interests in the Regulation S Global Note (CUSIP (CINS) No.                  ) with [Euroclear] [Clearstream] (Common Code No.                      ) or otherwise through DTC in the name of                            (the “Transferor”) [Euroclear] [Clearstream] [other] account no.                           .  The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the Regulation S Global Note be transferred or exchanged for an interest in the Restricted Global Note (CUSIP No.                           ) in the same principal denomination and transfer to (DTC account no.                           ).  If this is a partial transfer, a minimum of U.S.$200,000 and any integral multiple thereof of the Regulation S Global Note will remain outstanding.

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Notes  for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

Exh. C-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Name of Transferor]

By:
Name:
Title:
Telephone No.:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Transfer Agent, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Please print name and address (including zip code number)

cc:  The Company

Exh. C-2